Exhibit 99(a)(1)(c)

Amendment No. 2

To FOURth Amended and Restated

Agreement and Declaration of Trust of

AIM SECTOR FUNDS (invesco SECTOR FUNDS)

This Amendment No. 2 (the “Amendment”) to the Fourth Amended and Restated Agreement and Declaration of Trust of AIM Sector Funds (Invesco Sector Funds) (the “Trust”) amends, the Fourth Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 20, 2022(the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, effective August 28, 2025, the Trust desires to amend the Agreement to establish Class R shares of Invesco Technology Fund and Invesco Energy Fund on Schedule A.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of 8/7/2025.

By:	/s/ Melanie Ringold
Names: Melanie Ringold
Title: Secretary, Senior Vice President and Chief Legal Officer

EXHIBIT 1

SCHEDULE A

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Comstock Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares
Invesco Comstock Select Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Dividend Income Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares Investor Class Shares
Invesco Energy Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class Y Shares Investor Class Shares
Invesco Gold & Special Minerals Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Small Cap Value Fund	Class A Shares Class C Shares Class R Shares Class Y Shares
Invesco Technology Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class Y Shares Investor Class Shares
Invesco Value Opportunities Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class Y Shares